UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 21, 2019
Date of Report (date of earliest event reported)

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iPic Entertainment Inc.

(Exact name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	001-38380 (Commission File Number)	82-3129582 (I.R.S. Employer Identification Number)

Mizner Park, 433 Plaza Real, Ste. 335,

Boca Raton, Florida 33432
(Address of principal executive offices)

(561) 886-3232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Class A Common Stock, par value $0.0001 per share	IPIC	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.         Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 21, 2019, at 10:00 a.m., local time, at iPic Fulton Market, 11 Fulton Street, New York, NY 10038.  Of the 7,144,133 shares of the Company’s Class A common stock outstanding and 4,323,755 shares of the Company’s Class B common stock outstanding as of the close of business on April 22, 2019, the record date for the Annual Meeting, 6,097,757 shares, or approximately 53% of the total shares eligible to vote at the Annual Meeting, were represented in person or by proxy.  One proposal was submitted to the stockholders at the Annual Meeting and is described in detail in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 30, 2019.  The following is a brief description of the matter voted upon at the Annual Meeting and the number of votes cast for or withheld, as well as the broker non-votes.

Election of Directors.  Each of Hamid Hashemi, Andrew Essex, Robert Kirby, Dana Messina and George M. Philip were elected to hold office, subject to the provisions of the Company’s bylaws, until the annual meeting of stockholders of the Company to be held in 2020 and until their respective successors are duly elected and qualified, as follows:

Director	Votes FOR	Votes WITHHELD	Broker Non-Votes
Hamid Hashemi	6,083,919	13,838	0
Andrew Essex	6,085,280	12,477	0
Robert Kirby	6,080,628	17,129	0
Dana Messina	6,082,093	15,664	0
George M. Philip	6,082,499	15,258	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2019	IPIC ENTERTAINMENT INC.

	By:	/s/ Andre Loehrer
Name: Andre Loehrer Title: Interim Chief Financial Officer